IF BANCORP, INC.
EXECUTIVE STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”), dated and effective as of _______________ (the "Effective Date") by and between IF Bancorp, Inc., a Maryland corporation (the "Company"), and ____________________ (the "Grantee"), is entered into as follows:

WHEREAS, the Company has adopted the IF Bancorp, Inc. 2012 Equity Incentive Plan (the "Plan"), pursuant to which the Company may grant Stock Options;

WHEREAS, the Company desires to grant to the Grantee the number of Stock Options provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1.
Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

2.	Terms of Grant.

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Number of Options Granted:

Term/Expiration Date:	The term of the Stock Options shall be ten (10) years and the Stock Options granted hereunder shall expire on the date that is ten (10) years from date of grant.

Vesting Schedule:
The Stock Options granted herby shall vest at the rate of 14.3% per year (rounded down to the nearest whole number), such vesting shall occur on each annual anniversary of the date of grant, such that the Grantee shall be fully vested at the end of seven (7) years from the date of grant, conditioned upon the Grantee's continued Service to the Company as of such vesting dates, and subject to the provisions of Section 7 of this Agreement.  For purposes of vesting and exercise of such Stock Options, continued Service as a Director following termination of employment shall constitute Service.

This Stock Option is intended to be an Incentive Stock Option to the maximum extent permitted under the tax laws [Company check one]: ___X___ Yes   ______ No

3.	Grant of Stock Options.

The Board of Directors hereby grants to the Grantee, Stock Options to purchase the number of shares of Stock, set forth in Section 2, above, at the Exercise Price per share, set forth in Section 2 above, and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.  However, Section 2 of this Agreement sets out specific terms for the Grantee hereunder, and will prevail over more general terms in the Plan, if any.

4.	Restrictions.

a.
The Options may not be transferred in any manner other than by will or the laws of descent or distribution, to a trust established by the Grantee, if under Section 671 of the Internal Revenue Code (“Code”) and applicable state law the Grantee is considered the sole beneficial owner of the Stock Option while held in the trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer pursuant to a divorce or domestic relations order, the Stock Option shall not qualify as an Incentive Stock Option as of the day of such transfer.

b.
Subject to the provisions of Section 7 hereof, if the Grantee's employment with the Company is terminated for any reason, any Stock Options that have not vested at the time of the Grantee's termination of employment shall be forfeited by the Grantee.  In addition, as noted above, continued Service as a director following termination of employment shall constitute Service for purposes of vesting and exercise of such Stock Options.

5.	Period of Exercise.

a.
Term of Options. Vested Stock Options may be exercised at any time for a period of ten (10) years from the date of grant, subject to Section 5.b below. The date of grant, the dates at which the Stock Options vest and the dates at which they are exercisable are set out above in Section 2 Grant of Stock Options.

b.	Expiration of Options. Options shall expire as set forth in Section 2 and Section 7 hereof.

6.	Exercise of Option; Rights as a Shareholder.

a.
The Stock Options shall be exercisable by: (i) the Grantee's signing and returning to the Company at its principal office, a "Notice of Exercise" in such form as may be prescribed by the Company from time to time, (ii) full payment of the aggregate Exercise Price in cash or by check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Board or the Committee, and (iii) full payment to the Company of an additional amount equal to Grantee's withholding tax in respect of such exercise or making other arrangements satisfactory to the Company for the payment of such Options, including authorizing the Company to withhold from the Shares to be issued upon such exercise that number of shares with a value equal to the minimum amount of such withholding obligation as determined by the Company.

b.	A Stock Option may not be exercised for a fraction of a Share.

c.	Until the Stock Option is exercised and the Stock is issued to the Grantee, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Stock Option.

d.	In order to issue shares of Stock upon the exercise of any of the Stock Options, the Grantee hereby agrees to sign any and all documents required by law and/or the Company's incorporation documents.

e.	After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Grantee.

7.	Effect of Termination of Service.

a.
Upon a Grantee’s Termination of Service for any reason other than due to Disability or death or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Grantee at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination.

b.	In the event of a Termination of Service for Cause, all Stock Options granted to a Grantee that have not been exercised shall expire and be forfeited.

c.
Upon Termination of Service for reason of Disability or death, all Stock Options subject to this Award shall be exercisable, whether or not then exercisable, at the date of Termination of Service.  Vested Stock Options may be exercised for a period of one year following Termination of Service due to death, Disability or Retirement, provided, however, that no Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement or one year following Termination of Service due to Disability and provided, further, in order to obtain Incentive Stock Option treatment for Stock Options exercised by heirs or devisees of the Grantee, the Grantee’s death must have occurred while employed or within three (3) months of Termination of Service.

d.
At the time of an Involuntary Termination of Employment following a Change in Control, all Stock Options then held by the Grantee shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).   All Stock Options may be exercised for a period of one year following the Grantee’s Involuntary Termination of Employment, provided however that no Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such Stock Option is exercised more than three (3) months following Involuntary Termination of Employment following a Change in Control.

e.	Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

8.	Taxes.

The Grantee shall be liable for any and all taxes, including withholding taxes, arising out of the exercise of the Stock Options hereunder.  The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Stock Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Grantee, and/or (ii) requiring a Grantee to pay to the Company or any of its Subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Stock.

9.	Miscellaneous.

a.	The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

b.	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Grantee at his address then on file with the Company.

c.	This Agreement shall not be construed so as to grant the Grantee any right to remain in the employ of the Company.

d.	The parties agree that the Company shall have no further obligation to the Grantee relating to the grant of Stock Options except as stated herein.

e.	This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective on the date first set above.

GRANTEE                                                                                  IF BANCORP, INC.

___________________________________             By: __________________________________

                                                                                          Title: ________________________________